UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed solely to amend and replace the sample proxy cards included in the Definitive Proxy Statement filed by Bovie Medical Corporation (the “Company”) with the Securities and Exchange Commission on August 7, 2017 (the “Proxy Statement”). The Company discovered the sample proxy cards inadvertently failed to include an option to cast a vote “against” a director nominee.
This Amendment does not change the proposals to be acted upon at the Annual Meeting of Stockholders or the Board or Directors' recommendations thereon, which are described in the Proxy Statement. Please note that no changes have been made to the body of the Proxy Statement. This Amendment applies only to the sample proxy cards originally filed with the Proxy Statement.

Commencing on or about August 28, 2017, the Company distributed the following letter and revised proxy card to its stockholders:

August 28, 2017

Dear Stockholder:

Bovie Medical Corporation has revised the proxy card for stockholders to use in conjunction with our 2017 Annual Meeting of Stockholders to take place on September 14, 2017. The voting instructions with respect to the election of directors on proposal 1 contained in the proxy card distributed on or about August 8, 2017 inadvertently failed to include an option to cast a vote “against” a director nominee. The voting requirements and treatment of abstentions is accurately described in our proxy statement on page 3. We have included a revised proxy card with this letter. Consistent with the majority voting standard, the revised proxy card gives you the option to vote “For,” “Against” or “Withhold” with respect to each director. If you have not yet voted, please discard the previously provided proxy card and use the enclosed revised proxy card to vote your shares by mail. If you have already voted and do not change your vote or you use the prior proxy card, a vote for a director indicated as “Withhold” will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum. The changes to the proxy card only impact the election of directors. There are no changes to the voting for the other proposals up for consideration at the meeting. If you have any questions, or need assistance in voting your shares, please contact me at 727-803-8636. As always, your vote is important, and we appreciate your attention to this matter. We apologize for any inconvenience.

Sincerely,

/s/ Jay Ewers
Jay Ewers
Chief Financial Officer, Treasurer
and Secretary

Bovie Medical Corporation ● 5115 Ulmerton Road ● Clearwater, FL 33760-4004 ● Phone: 727-384-2323 ● www.boviemed.com

BOVIE MEDICAL CORPORATION

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 14, 2017. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement of Bovie Medical Corporation in connection with the 2017 Annual Meeting to be held on September 14, 2017, and appoints Andrew Makrides and Robert L. Gershon, or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Bovie Medical Corporation, a Delaware corporation ("Company"), that the undersigned would be entitled to vote at our Annual Meeting of Stockholders ("Annual Meeting") on September 14, 2017 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holder appointed hereby is further authorized to vote in his discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified. If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ON PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, and "FOR" PROPOSAL 5.

☒ Please mark your votes
as in this example using
dark ink only.

1.
The election of the following nominees to the Company's Board of Directors to serve until the 2018 Annual Meeting of Stockholders: Andrew Makrides, Robert L. Gershon, J. Robert Saron, Lawrence J. Waldman, Michael Geraghty and John Andres.

	01)	Andrew Makrides	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	02)	Robert L. Gershon	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	03)	J. Robert Saron	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	04)	Michael Geraghty	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	05)	Lawrence J. Waldman	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	06)	John C. Andres	FOR	AGAINST	WITHHOLD
			☐	☐	☐

Please see reverse for additional proposals

2.	The ratification of Frazier & Deeter, LLC as the Company's independent public accountants for the year ending December 31, 2017.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	The approval of a non-binding advisory proposal approving a resolution supporting the compensation of named executive officers.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4.	The approval of the 2017 Share Incentive Plan.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

5.
The approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock, having a par value of $.001 per share (“Common Stock”), from Forty Million (40,000,000) shares to Seventy-Five Million (75,000,000) shares of Common Stock.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy card immediately in the enclosed stamped self-addressed envelope.

Signature(s)	Signature
Dated:

NOTE: Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign. If signer is a partnership, please sign in partnership name by authorized person.